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                                  EXHIBIT  24.1

                        Consent of Davis & Co., CPA, P.C.
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         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Relative to the Form S-8 Registration Statement (AGT Employees Compensation
Plan) and related Prospectus, we consent to the inclusion of our report dated December 15, 1995, with respect to the financial statements of AGTsports, Inc. (a development stage company) as of September 30, 1995 and for the year then ended, and for the 1995 amounts included in the cumulative amounts from inception (January 6, 1986) to September 30, 1995.



                                           Davis & Co., CPAs, P.C.
                                           Certified Public Accountants



Englewood, Colorado
January 26, 1996